SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             [Amendment No. ___________]

     Filed by the Registrant /X/
     Filed by a party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     / / Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                         Keystone Heritage Group, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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

KEYSTONE HERITAGE
GROUP INCORPORATED
555 Willow Street
P.O. Box 1285
Lebanon, Pennsylvania  17042


                                                                   March 7, 1996


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, APRIL 16, 1996


To Stockholders:

     The Annual Meeting of the Stockholders of KEYSTONE HERITAGE GROUP, INC. (the "Company") will be held in the Ballroom of the Quality Inn Lebanon Valley, 625 Quentin Road, Lebanon, Pennsylvania, at 10:00 A.M. on Tuesday, April 16, 1996, for the following purposes:

     1.   TO ELECT FIVE DIRECTORS OF THE COMPANY.

     2.   TO  APPROVE  AND  ADOPT  the  Keystone   Heritage  Group,   Inc.  1996
          Independent Directors Stock Option Plan for non-employee directors of Keystone Heritage Group, Inc.

     3.   TO VOTE ON A STOCKHOLDER PROPOSAL.

     4. TO RATIFY THE SELECTION of KPMG Peat Marwick LLP as the Company's Independent Public Accountants for the fiscal year ending December 31, 1996.

     5. TO TRANSACT SUCH other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on February 22, 1996 shall be entitled to notice of and to vote at this meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING ON APRIL 16, 1996. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON IF YOU WISH TO DO SO AT THE MEETING.

                                              By order of the Board of Directors



                                              Lance M. Frehafer
                                              Secretary

                          KEYSTONE HERITAGE GROUP, INC.
                                555 Willow Street
                           Lebanon, Pennsylvania 17046


                                 PROXY STATEMENT


Voting at the Meeting

     This Proxy Statement, which is being sent to stockholders on or about March 7, 1996, is furnished in connection with the solicitation of proxies by the Board of Directors of Keystone Heritage Group, Inc., (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held April 16, 1996 (the "Annual Meeting") and any postponements or adjournments thereof.

     Only stockholders of record of the Company's Common Stock at the close of business on February 22, 1996, shall be entitled to vote at the Annual Meeting. As of February 22, 1996, the Company had issued and outstanding 4,071,683 common shares of par value $5.00 per share (the "Common Stock"). Each stockholder shall have the right to one vote for each share of Common Stock held in such stockholder's name on the books of the Company. Cumulative voting for the election of directors is not permitted.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telecopy by officers, directors, and certain employees of the Company who will not be specially compensated for such soliciting. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees, and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

     Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the five nominees for director, as identified under "Election of Directors" below; FOR the approval and adoption of the 1996 Stock Option Plan for non-employee directors, as provided under "APPROVAL AND ADOPTION OF THE KEYSTONE HERITAGE GROUP, INC. 1996 INDEPENDENT DIRECTORS STOCK OPTION PLAN" below; AGAINST the stockholder proposal as provided under "STOCKHOLDER PROPOSAL" below; and FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's Independent Public Accountants for the 1996 fiscal year; and, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Execution of the accompanying proxy will not affect a stockholder's right to attend the meeting and vote in person. Any stockholder executing a proxy has the right to revoke it by delivering notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at any time before the proxy is voted. If you attend the meeting and you desire to vote in person, you may revoke your proxy at that time.

     The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of votes which all stockholders are entitled to cast will constitute a quorum for the meeting. In the election of directors, assuming a quorum is present, the five nominees receiving the highest number of votes cast at the Annual Meeting will be elected. The affirmative vote of a majority of the votes cast at the meeting is required for the approval and adoption of the Keystone Heritage Group, Inc. 1996 Independent Director Stock Option Plan, for the approval of the stockholder proposal and for the ratification of the selection of the Company's Independent Public Accountants, assuming a quorum is present with respect to such matters. An abstention or the specific direction not to cast any vote on a specific matter, such as broker non-vote, will not constitute the casting of a vote.


                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of thirteen directors, divided into one class of five directors and two separate classes of four directors. The Board intends to nominate Messrs. Harry J. Gensemer, Albert B. Murry, Thomas I. Siegel, Brett H. Tennis and Earnest D. Williams, Jr., the members of the class of five directors whose terms expire at the Annual Meeting, for re-election at the Annual Meeting to serve until the Company's 1999 annual meeting of stockholders and until their successors have been duly elected and have qualified. The Board of Directors has the authority to fill any vacancy, and if any vacancy occurs, the term of the director appointed to fill such vacancy shall continue for the remainder of the term which was vacated. It is the intention of the named proxy voters to vote FOR the nominees set forth below for the terms indicated unless directed otherwise. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the persons named in the proxy may vote such proxy for such other person as they may determine. No director shall be elected or continue to serve as director who has attained the age of 72 years as of the time of the Annual Meeting. Mr. Williams will reach the mandatory retirement age (according to the Company's By-Laws) in 1997 and is expected to retire from the Board at that point in time.

     The following table provides certain information, including age and principal occupation of each nominee and continuing director of the Company.



         DIRECTORS TO BE ELECTED FOR A THREE-YEAR TERM EXPIRING IN 1999

                                                                                                    Director
                                                                                                    of the
                                                                                                    Company
Name and Age                                 Principal Occupation                                   Since
Harry J. Gensemer (34)                      President, J. Wilson Barto Sons, Inc.                    1993
                                            (Hardware, plumbing, heating, and fuel oil)
                                            (1989-Present)

Albert B. Murry (55)                        President and Chief Executive Officer                    1983
                                            Keystone Heritage Group, Inc.
                                            (1983-Present)
                                            Lebanon Valley National Bank
                                            (1978-Present)

Thomas I. Siegel (41)                       Partner, Glick, Stanilla and Siegel, CPAs                1993
                                            (Public Accounting)
                                            (1976-Present)

Brett H. Tennis (36)                        Partner, Walz, Deihm, Geisenberger,                      1993
                                            Bucklen & Tennis, CPAs
                                            (Public Accounting)
                                            (1988-Present)

Earnest D. Williams, Jr. (71)               Private Investor                                         1983
                                            (1968-Present)


                    DIRECTORS CONTINUING IN OFFICE UNTIL 1997

                                                                                                    Director
                                                                                                    of the
                                                                                                    Company
Name and Age                                 Principal Occupation                                   Since
Raymond M. Dorsch, Jr. (66)                 Vice President for Medical Affairs,                      1983
                                            Good Samaritan Hospital
                                            (1987-Present)

Wendie DiMatteo Holsinger (37)              Chief Executive Officer, ASK Foods, Inc.                 1995
                                            (Manufacturer and Distributor of food products)
                                            (1991-Present)

Donald W. Lesher, Jr. (51)                  Chairman of the Board, Lebanon Valley National Bank      1983
                                            President, Lesher Mack Sales and Service, Inc.
                                            (Retail truck sales and service)
                                            (1968-Present)

Mark Randolph Tice (54)                     President, APR Supply Company                            1983
                                            (Distributor of plumbing, heating, and cooling
                                            products)
                                            (1971-Present)

                    DIRECTORS CONTINUING IN OFFICE UNTIL 1998

                                                                                                    Director
                                                                                                    of the
                                                                                                    Company
Name and Age                                 Principal Occupation                                   Since

Lance M. Frehafer (71)                      Secretary, Keystone Heritage Group, Inc.                 1983
                                            (1983-Present)

Charles V. Henry, III (61)                  Partner, Henry & Beaver,                                 1983
                                            (Attorneys-at-law)
                                            (1960-Present)

Bruce A. Johnson (51)                       Owner, Gallery 444, Ltd.                                 1992
                                            (Art gallery)
                                            (1980-Present)

John E. Wengert (63)                        President, Wengert's Dairy, Inc.                         1995
                                            (1989-Present)



                              BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of February 12, 1996 by (a) each person who beneficially owns more than five percent of the Company's outstanding Common Shares, (b) each director who owned beneficially any Common Shares and
(c) all directors and executive officers of the Company as a group. Such information is based upon the information provided to the Company by such persons.


                                           Beneficial Ownership
Principal Stockholders                  Shares          Percentage

   Quest Advisory Corp (1)              209,849             5.15%

Directors

   Raymond M. Dorsch, Jr.                13,795              *

   Lance M. Frehafer                      3,653              *

   Harry J. Gensemer                     77,896 (2)         1.91%

   Charles V. Henry III                  30,351 (3)          *

   Wendie DiMatteo Holsinger                266              *

   Bruce A. Johnson                       3,175              *

   Donald W. Lesher, Jr.                 24,892 (4)          *

   Albert B. Murry                        7,472 (5)          *

   Thomas I. Siegel                      29,872 (6)          *

   Brett H. Tennis                          333              *

   Mark Randolph Tice                    14,488              *

   John E. Wengert                        5,866              *

   Earnest D. Williams, Jr.              59,754             1.47%

All directors and executive officers
of the Company as a group (14 persons)  274,605             6.74%

*Does not exceed one percent of the class so owned.

     Shares which are shown as beneficially owned are held of record individually by the person indicated or jointly with a spouse or children living in the same household, or as trustee, custodian or guardian for minor children living in the same household.

Footnotes to director information:

(1) The address of Quest Advisory Corp. is 1414 Avenue of the Americas, New York, NY 10019.

(2) Mr. Gensemer holds shared voting and investment power with respect to 4,323 shares.

(3) Mr. Henry holds shared voting and investment power with respect to 1,476 shares.

(4) Mr. Lesher holds shared voting and investment power with respect to 1,167 shares.

(5) Mr. Murry holds shared voting and investment power with respect to 2,072 shares. Mr. Murry had been granted stock options amounting to 13,334 shares under the Company's 1994 Stock Incentive Plan. As of February 12, 1996, the stock option shares granted to Mr. Murry have not been exercised.

(6) Mr. Siegel holds shared voting and investment power with respect to 251 shares.


Meetings and Committees of the Board of Directors

     The Board of Directors of the Company held 11 formal meetings during 1995. The Board of Directors of the Company has no standing committees. Nominations for election as a director, other than those made by or on behalf of the existing management of the Company shall be made in writing and shall be delivered or mailed to the Secretary of the Company not less than forty-five
(45) days prior to any meeting of the stockholders called for the election of directors. Each director of the Company is also elected as a director of Lebanon Valley National Bank (the "Bank"), the Company's wholly owned subsidiary.

     The Board of Directors of the Bank held 24 formal meetings during 1995.

     The Board of Directors of the Bank has a Lending Committee, a Trust Committee, an Audit Committee, a Compensation Committee and a Finance Committee. All committee members are appointed annually by the Board of Directors to serve a one-year term. The Board has no standing Nominating Committee.

     The Bank's Audit Committee consists of Messrs. Dorsch, Frehafer, Gensemer and Tennis. The Committee reviews and approves the Bank's Internal Audit Group's annual audit plan, including audit procedures and reports of audits conducted. The Committee also meets with the Company's Independent Public Accountants to discuss their Report of Audit of the Company's financial records and reviews the banking regulatory agencies' reports of examination and the Bank's reply to these reports. The Committee met 5 times during 1995.

     The Bank's Compensation Committee consists of Messrs. Dorsch, Lesher, Siegel, Tice and Ms. Holsinger. The Committee reviews the compensation and benefits program for the Company's and the Bank's Board of Directors, officers and employees. The Committee met 7 times during 1995.


     During 1995, all directors attended by person at least 75% of the aggregate of the total number of meetings of the Board of Directors of the Company except for Thomas I. Siegel who attended 46 of the 64 meetings of the Boards of Directors and the Committees of which he serves.

Remuneration of Directors

     The Chief Executive Officer of the Company and of the Bank does not receive any additional compensation for serving on the Board of Directors of the Company or the Bank or for attending any committee meetings. Each other director of the Company and the Bank receives an annual retainer fee of $9,000 for their services provided to both boards, and also is reimbursed for certain expenses incurred in attending Board and committee meetings. The Chairman of the Board of the Bank receives an annual stipend of $12,000 for service in such capacity. Each director also receives $200 for each meeting of the Board attended, and fees of $250 for each committee meeting attended. In addition, members of the Audit Committee who are not officers of the Company receive an annual retainer of $1,000.

     Total remuneration of directors of the Company and the Bank for Board and committee meetings during 1995 was $170,950.


Certain Director Relationships

     Charles V. Henry, III, Esquire, is a partner in the law firm of Henry & Beaver, which provided legal services to the Company and the Bank during 1995 and in prior years. During 1995 the Company paid to Henry & Beaver fees totalling $129,108. The Company and the Bank plan to continue to use the services of this law firm during 1996.


Transactions with Directors and Officers

     Certain directors and executive officers of the Company, and their associates, were customers of and had transactions with the Bank in the ordinary course of business during the Company's fiscal year ended December 31, 1995. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectability or present other unfavorable features. It is expected that any other transactions with directors and officers and their associates in the future will take place in the future.


           APPROVAL AND ADOPTION OF THE KEYSTONE HERITAGE GROUP, INC.
                  1996 INDEPENDENT DIRECTORS STOCK OPTION PLAN


     On February 13, 1996, the Board of Directors of the Company (the "Board") approved the Keystone Heritage Group, Inc. 1996 Independent Directors Stock Option Plan (the "Stock Option Plan") and directed that the Stock Option Plan be submitted to the stockholders of the Company for their approval at the 1996 Annual Meeting of Stockholders to be held on April 16, 1996.

     The purpose of the Stock Option Plan is to advance the development, growth and financial condition of the Company by providing incentives through participation in the appreciation of capital stock of the Company so as to secure, retain and motivate individuals who are not officers or employees of the Company or any subsidiary thereof to serve as members of the Board ("non-employee directors").

     Generally, the Stock Option Plan will become effective as of the date it is approved by the Company's stockholders. The shares of Common Stock that may be issued under the Stock Option Plan will not exceed in the aggregate 60,000 shares of common stock, provided that this amount may be increased by up to 5,000 shares of Common Stock for each new non-employee director admitted to the Board at any time within the next 5 years. The Common Stock utilized by the Stock Option Plan may be authorized and unissued or it may be treasury stock.

     Under the Stock Option Plan, current non-employee directors will be granted for each of the next five years an annual option to purchase 1,000 shares of the Common Stock (the "Stock Option"). Non-employee directors who are elected or appointed to the Board at any time within a five year period after the effective date of the Stock Option Plan will be granted a Stock Option on the date he or she is elected or appointed to the Board and then annually for the four years thereafter. Each Stock Option may be exercised within ten years from the date of the grant. The purchase price of the Common Stock under the Stock Option will be the "fair market value" of the Stock which will be determined by the bid and asked quotations of the Common Stock for the five days prior to the date of the annual meeting of stockholders for the year in which the Stock Option is granted. If the director ceases to be a member of the Board, he or she will not be entitled to receive any subsequent Stock Options under the Stock Option Plan. Also, if the director ceases to be a director for any reason other than retirement pursuant to the mandatory age requirement under the company's by-laws, all Stock Options then held must be exercised within 12 months of such date.

     As of February 13, 1996, there were 12 non-employee directors, each of whom will participate in the Stock Option Plan.

     Certain terms and conditions of the Stock Option Plan are discussed below. A copy of the Stock Option Plan is attached to this Proxy Statement as Exhibit "A", and is deemed to be an integral part hereof and incorporated in its entirety by reference. The summary description of the Stock Option Plan contained herein is qualified in its entirety by reference to the express provisions of the Stock Option Plan attached as Exhibit "A".

Term

     The Stock Option Plan shall be effective as of the date it is approved by the Company's stockholders. If the Stock Option Plan is so approved by the stockholders, it shall continue in effect until all awards either have lapsed, been satisfied or cancelled according to the terms under the Stock Option Plan.

Stock

     The shares that may be issued under the Stock Option Plan shall not exceed in the aggregate 60,000 shares of Common Stock provided that this amount may be increased by an amount not to exceed 5,000 shares of Common Stock for each individual, who has not previously served as a member of the Board, is elected as a non-employee director at any time within the next 5 years. The number of shares of Common Stock subject to the Stock Option Plan shall be adjusted for stock splits, dividends, or any other change in the capital structure of the Company.

Eligibility

     Persons who will receive Stock Options shall be all current non-employee directors and any other individuals, who have not previously served as a member of the Board, elected or appointed to the Board as non-employee directors within the five year period after the effective date of the Stock Option Plan.

Federal Income Tax Consequences of Stock Options

     The Stock Option is considered a "Non-Qualified Option" under the Internal Revenue Code of 1986, as amended. A non-employee director who receives a Stock Option will not recognize taxable income upon the grant of the option. However, upon the exercise of a Stock Option, the non-employee director will recognize taxable income in an amount equal to the excess of the fair market value of the Common Stock on the date that the option is exercised over the purchase price paid for the Stock. The Company will be entitled to an income tax deduction in the year of exercise in an amount equal to the amount of income recognized by the director.

     The foregoing discussion is intended as a summary only. The federal income tax consequences to a non-employee director and the Company may vary from those described above, depending upon the particular facts and circumstances.

                              STOCKHOLDER PROPOSAL

     Stockholder proposals may be submitted for inclusion in the Company's 1997 proxy material, but in order to be considered proposals must be received no later than November 1, 1996. Proposals must be in writing and sent via registered, certified or express mail to: Corporate Secretary, Keystone Heritage Group, Inc., 555 Willow Street, P.O. Box 1285, Lebanon, Pennsylvania 17042-1285. Management carefully considers all proposals and suggestions from its stockholders. When adoption is clearly in the best interests of the Company and stockholders, and can be accomplished without stockholder approval, the proposal is implemented without inclusion in the Proxy statement.

     Management opposes the following proposal for the reasons stated after the proposal.

     Management has been advised that John R. Musheno, 1021 East Cumberland Street, Lebanon, Pennsylvania 17042, the owner of 78,054 shares as of the Annual Meeting record date, intends to submit the following proposal at the 1996 Annual
Meeting:

     RESOLVED: "That the stockholders of the Company recommend that the board of directors, as promptly as practicable, study the anticipated benefits that would be realized in a current merger or sale of the Lebanon Valley National Bank compared to the benefits of remaining independent."

     The Company has also received from Mr. Musheno for inclusion in this Proxy Statement the following statement in support of his stockholder proposal:

     In any given industry there is a time to buy and a time to sell, and it is my opinion and one obviously shared by many of the nation's community banks, that now would be a good time to sell or merge. I believe that banks will continue to lose their share of the market to mutual funds and other investments. I submit the following considerations to support my opinion.

     (1) In the near future it will be increasingly difficult for a regional size community bank to compete and grow substantially given the investments that larger banks will be able to make in computer banking and mutual funds.

     (2) Big banks are hungry to make acquisitions at this time. If we do not explore this now, Lebanon Valley National Bank may miss a timely opportunity. "He who hesitates is lost." A few years from now, after the current flurry of mergers and buyouts of the 90's has passed us by, we may be forced to take this defensive action anyway but at a much less than premium opportunity for us the stockholders.

     (3) New Jersey's two biggest banks, First Fidelity and Mid-Atlantic chose recently to cash out and received a reported steep price from First Union Corporation of Charlotte, N.C., and the PNC Bank Corporation of Pittsburgh.

     (4) West One Bank Corporation secured a price for its stockholders of nearly twice its book value when it recently sold to U.S. Bankcorp.

     The Company's Board of Directors unanimously recommends a vote AGAINST this proposal.

                       RESPONSE OF THE BOARD OF DIRECTORS

The Company's Board of Directors unanimously recommends that you vote AGAINST this proposal.

The Board of Directors believes that the adoption of this resolution is unnecessary and is not in the best interests of the Company and its stockholders. A vote in favor of this proposal could be viewed by the market place as hanging a "for sale" sign on the front door, which could disrupt customer and employee relationships and interfere with the Company's strategy for long-term growth.

    The Board periodically evaluates the courses of action available to the Company and has determined that presently the most effective means of maximizing stockholder value over a sustained period of time is by remaining independent. The Board recognizes its responsibility to exercise its fiduciary responsibility to consider any bona fide proposal for the acquisition of the Company that may be presented to it. No such proposal has ever been received by the Board of Directors and the Board has never authorized the solicitation of any such proposal.

The Board believes that the Company's prospects of generating levels of growth and profitability that would increase stockholder value are quite good. Although past performance may not always be indicative of the Company's future results, the Company's performance over the past five years in terms of its five-year cumulative total return on its common stock, return on average assets and return on average stockholders' equity, and asset quality and capital ratios, serves to support these prospects for its future performance.

The Company, and previously its predecessor, Lebanon Valley National Bank, have been in the business of providing banking services and products to its local communities for 165 years. During this period, the Company has endured various economic and political cycles, extreme levels of government regulation, changes in banking laws, and periods of frantic bank merger activity, among numerous other factors which could have negatively affected the viability of the Company's operations. The Company has been an important part of the local communities that it serves, by providing needed credit and deposit products to its local citizenship on a personalized basis. It has also been a significant employer in many of its communities, and notes that one common consequence of the current fad in bank mergers is the loss of many jobs of long-time and loyal employees. A vote in favor of this proposal could therefore adversely affect the Company's relationship with its employees.

In summary, your Board of Directors continues to consider all strategic alternatives in order to perform its fiduciary commitment to maximize value to its stockholders, but believes it would be imprudent to signal the market that the Company is "in play" or may be "for sale". Furthermore, approval of the proposal might be regarded as a signal that the Board of Directors, under pressure from dissident stockholders, has lost the ability to determine the appropriateness of the timing of any strategic transaction involving the Company, and thus has little bargaining power and could be pressured into accepting a reduced price. The Board of Directors has always sought to act and will continue to act in the best interests of all the stockholders and it is for this reason that the Board of Directors vigorously opposes the action proposed in this resolution and urges you to vote against this proposal.

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


     During 1995 the Company engaged KPMG Peat Marwick LLP, Independent Public Accountants, as its principal accounting firm and has been selected by the Board of Directors to serve in the same capacity for 1996. The Board of Directors recommends that the stockholders ratify the selection of KPMG Peat Marwick LLP as the Company's Independent Public Accountants for the year ending December 31, 1996. If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the selection of independent public accountants will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors, at its discretion, may direct the appointment of a new independent public accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the management and Board of Directors of the Company know of no other business to be presented for action at the meeting. If other matters should properly come before the Annual Meeting, the persons named in the proxy will, to the extent permitted by the rules of the Securities and Exchange Commission, have discretionary authority to vote the shares represented by them in accordance with their best judgment. Management urges each stockholder, whether or not he or she intends to be present and to vote at the Annual Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

                             ADDITIONAL INFORMATION

                             EXECUTIVE COMPENSATION


Remuneration of Management

     The following table sets forth certain information concerning the compensation of the President and Chief Executive Officer of the Company and the Bank at December 31, 1995. There were no other executive officers employed by the Company or the Bank at December 31, 1995 who received aggregate remuneration from the Company and the Bank for the year ended December 31, 1995 which exceeded $100,000.

     The table summarizes the Chief Executive Officer's compensation for the years ended December 31, 1995, 1994 and 1993 including base salary. Compensation earned but deferred is reported as annual salary.


                           SUMMARY COMPENSATION TABLE

                                                        Long-Term
                                                       Compensation
                                                          Awards
                                                        Securities
                                                        Underlying     All Other
                      Annual Compensation (1)             Options/       Compen-
Name and                           Salary     Bonus         SARs         sation
Principal Position        Year       ($)       ($)           (#)         ($) (2)
Albert B. Murry           1995     187,000    21,882        6,667         3,916
President and Chief       1994     179,600         0        6,667         3,910
Executive Officer         1993     169,600         0          -           3,716



(1) The Company has omitted in the Summary Compensation Table information concerning the value of perquisites and other personal benefits which, in the aggregate, are less than the greater of $50,000 or 10% of the salary and bonus reported for Mr. Murry, including employee benefit plans such as hospitalization insurance, group life insurance, and long-term disability insurance which are offered on a non-discriminatory basis to employees and officers.

(2) Mr. Murry received a benefit of $599 during 1995 in the form of employer-provided automobile usage and $3,317 of 401-K Plan employer contributions.

                               STOCK OPTION GRANTS

     The following table sets forth information concerning grants of stock options pursuant to the Company's Stock Option Plan with respect to the Company's President and Chief Executive Officer.


                                                                                           Potential
                                                                                      Realizable Value at
                                   OPTION GRANTS IN LAST FISCAL YEAR                     Assumed Annual
                                                                                     Rates of Stock Price
                                                                                          Appreciation
                                            Individual Grants                            for Option Term

                        Number              % of
                          of               Total
                      Securities          Options/
                      Underlying            SARs
                       Options/          Granted to        Exercise
                         SARs            Employees          or Base
                       Granted           in Fiscal           Price       Expiration
Name                     (#)                Year          ($/Sh) (2)      Date (3)       5% ($)   10% ($)
Albert B. Murry         6,667(1)            35.7%           $23.34(1)     12/12/05       97,861   247,999

(1) The number of stock options granted and the exercise or base price has been adjusted to reflect the effects of the 4- for-3 stock split which occurred in January 1996.

(2) The exercise price of all options granted must be equal to or greater than the fair market value on the date of the grant. The exercise price may be paid in cash, or in shares of stock owned by the option holder prior to exercising the option, provided such shares have a fair market value on the date of payment equal to the option exercise price for the shares of stock being purchased, or in any combination thereof.

(3) Terms of outstanding options are for a period of ten years from the date of grant, subject to earlier termination upon certain events related to termination of employment. Options may be exercised after June 13, 1996.

     The following table sets forth the value of unexercised options to purchase Common Stock granted to the Company's President and Chief Executive officer.

                 AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION/VALUES

                                        Number of Securi-     Value of
                                         ties Underlying     Unexercised
                                           Unexercised      In-the-Money
                                            Options at       Options at
                                           12/31/95 (#)     12/31/95 ($)

                                          Exercisable/      Exercisable/
Name                                     Unexercisable     Unexercisable1
Albert B. Murry                           6,667/6,667      $23,734/$667


(1) Average of the dealer "bid" and "asked" prices of the underlying securities on the last trading day of 1995 minus the exercise price of "in-the-money" options. No options were exercised in 1994 or 1995.


Employment Agreements

     The Bank has entered into an agreement with Albert B. Murry, President and Chief Executive Officer, pursuant to which he is employed as President and Chief Executive Officer. This agreement provides for Mr. Murry to be paid a base salary, plus increases and bonuses as are consistent with those made available to other officers of the Bank. The Bank may terminate this Agreement upon three-years notice, the death or disability of Mr. Murry, upon his conviction of a crime involving moral turpitude, or upon being charged with a criminal offense arising out of his employment.

     Under the rules of the Securities and Exchange Commission, the Board Compensation Committee Report on Executive Compensation below and the Stock Price Performance Graph appearing in this proxy statement are not to be deemed to be "solicitation material" or to be "filed" with the Commission, or to be subject to certain of the proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically requests that such information be treated as "soliciting material" or specifically incorporates it by reference into a filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Board Compensation Committee Report and the Stock Price Performance Graph shall not be incorporated by reference in such filings.


Board Compensation Committee Report on Executive Compensation

     The Compensation Committee is a committee composed of four outside directors of the Company's Board of Directors. The Committee makes recommendations to the full Board of Directors regarding the adoption, extension, amendment and termination of the Company's compensation plans and benefits programs for the Company's and the Bank's directors, officers and employees. It also reviews the specific compensation of senior management and officers, including salaries and bonuses, the Stock Option Plan, and any other supplemental compensation plans applicable to senior management or officers of the Company. The compensation of the Company's executive officers is set by the Board of Directors based upon the Compensation Committee's recommendations.

Compensation of Executive Officers
     The Company applies a consistent philosophy in determining the compensation of all of its employees, including senior management. The Company's policy for executive compensation is designed to attract and retain employees with superior skills and abilities through its compensation programs. Every officer and staff position in the Company has a base salary range which has been determined after consideration of salary levels in the labor markets in the Company's marketplace. The Company rewards individual performance by providing annual merit increases for its officers as an incentive which is based upon results achieved as measured against specific performance goals for each position and division as established by management. The Committee approved an overall merit increase of 4.0 percent for 1995. These merit increases were awarded to officers in a range from .75 percent to 6.25 percent determined according to the relative performance of each individual.

     Executive officers are compensated at levels which reflect the risks and rewards of the strategic decision-making responsibilities which are an integral component of those positions. Executive officers are reviewed annually by their superiors and are evaluated based upon individual performance goals and objectives established by senior management. The Compensation Committee consults with the Chief Executive Officer to make salary decisions for executive officers (other than the Chief Executive Officer) based on the experience, performance, team results, and other factors for each of these officers.

     The Company believes that a portion of its employee compensation, especially for key officers, should be contingent upon the attainment of demanding performance goals that support long-term growth in the Company's stock market value. This policy is effected by the Company's bonus plan, which rewards all employees, including executive officers, in the form of cash bonuses for levels of performance by the Company which exceed predetermined benchmarks.

Stock Option Grants
     Under the Company's Stock Incentive Plan shares of the Company's common stock may be granted to executive officers and other employees. Grants are made at a price no less than the common stock's fair market value which is defined as the average of the dealer "bid" and "asked" prices as reported in years prior to 1995 by the National Association of Securities Dealers, Inc. and in 1995, the average of the "bid" and "asked" prices on the American Stock Exchange as of the date of the grant. The purpose of the Stock Option Plan is to provide an incentive to key officers through participation in the appreciation of Company's capital stock so as to secure, retain, and motivate personnel who may be responsible for the operation and management of the affairs of the Company.

     Stock options were granted in 1995 with an exercise price equal to the fair value of the stock, defined as the average of the highest and lowest sales prices reported by the American Stock Exchange (securities exchange on which the Company is listed) as of the date of the grant. The decision to make the grants was based upon the financial performance of the Company, however the assessment did not include any specific quantitative or qualitative factors or criteria, and was made based upon subjective evaluation of the aforementioned factors.


Chief Executive Officer's Compensation and Stock Option Grants

     The compensation of the Chief Executive Officer is determined by the Compensation Committee using the same philosophy as for other executive officers. The Chief Executive Officer does not attend Compensation Committee meetings during their review of his compensation. The base compensation of the Chief Executive Officer is determined after subjective assessment of performance in the areas of management oversight, development of strategy, involvement in community affairs and leadership skills. Although the financial performance of the Company with respect to return on average assets and return on average equity, absolute earnings performance, changes in the value of the Company's stock and quantity and quality of assets are considered, no specific measures are tied to the compensation decision and a certain amount of subjective judgement is used in arriving at this decision. The Compensation Committee determined the Chief Executive Officer's 1995 base compensation by increasing his 1994 base salary by 4.1 percent.

        As previously discussed, the Company believes that a portion of its employee compensation should be contingent upon the attainment of demanding performance goals that support long-term growth in the Company's stock market value. This policy is effected by the Company's bonus plan, which rewards all employees, including executive officers, in the form of cash bonuses for levels of performance by the Company that exceed predetermined benchmarks. During 1995, Mr. Murry received $21,882 in the form of such bonuses. This amount was tied specifically to the performance of the Company for 1994 as compared to a predetermined benchmark. No bonuses were paid during 1994 or 1993 with respect to the Company's financial performance.

        On December 13, 1995 Mr Murry was granted an option to purchase 6,667 shares of the Company's Common Stock. This grant was made by the Committee after consideration of the Company's financial performance and other factors as of the date of the grant. Although the Committee considered this data and other factors in granting this award, it did not apply any specific quantitative or qualitative factors or criteria, and made this decision based upon subjective judgement of the aforementioned factors.


                                           COMPENSATION COMMITTEE
                                           Mark Randolph Tice, Chairman
                                           Raymond M. Dorsch
                                           Wendie DiMatteo Holsinger
                                           Donald W. Lesher, Jr.
                                           Thomas I. Siegel
Stock Price Performance Graph

     The following graph compares for fiscal years 1991 through 1995 the yearly change in the cumulative total return to holders of the common stock of the Company with the cumulative total return of the NASDAQ Market Index and of an index of a peer group of Mid Atlantic banking companies (the "Peer Group") provided by an independent research firm. The index Peer Group may be available for comparative presentation by other financial institutions, however, it is not a nationally published index.

     The Peer Group consists of 145 publicly-held Mid Atlantic banking companies of various sizes. The companies included in this Peer Group are comparable with the Company with respect to services offered and channels of distribution. For the purpose of the Peer Group Index, the Peer Group companies have been weighted based upon their relative market capitalizations.


     THE COMPANY'S STOCK PERFORMANCE GRAPH APPEARS HERE IN THE PROXY STATEMENT THAT IS IN PRINTED FORM. THE DATA POINTS BELOW DETAILS THE INFORMATION IN THE GRAPH FROM DECEMBER 31, 1990 TO DECEMBER 31, 1995.

                                 1990     1991     1992     1993     1994     1995
Keystone Heritage Group, Inc.   100.00   139.42   205.75   239.75   250.87   301.55

Industry Index                  100.00   133.08   166.65   207.03   196.56   298.47

Broad Market Index              100.00   128.38   129.64   155.50   163.26   211.77

Employee Retirement Benefits

     The Company has no retirement plan.

     The Bank sponsors a defined benefit plan qualified under the Employee Retirement Income Security Act of 1974. The following table shows for various periods of credited service, the estimated annual benefits currently payable upon retirement at age 65 to a participating employee, assuming retirement occurred in 1995.

                               PENSION PLAN TABLE
Final Average
   Salary                             Years of Credited Service
                         5         10          20           30          40
 $100,000            $ 9,908     $19,815     $39,630     $59,446     $ 76,853
  120,000             12,058      24,115      48,230      72,346       93,403
  140,000             14,208      28,415      56,830      85,246      109,953
  160,000             15,283      30,565      61,130      91,696      118,228
  180,000             15,283      30,565      61,130      91,696      118,228
  200,000             15,283      30,565      61,130      91,696      118,228
  220,000             15,283      30,565      61,130      91,696      118,228


     Payments to the Plan Trustee are made each year on the basis of actuarial calculations. The amount of payment to the Plan Trustee in respect to a specific person cannot be separately or individually calculated. Total pension expense for the fiscal years 1995 and 1994 was $287,000 and $271,000 respectively.

     All full-time and certain part-time employees of the Bank who attain the age of 21 and complete one year of eligible service are eligible participants under the Plan. The Plan generally provides for a prospective benefit at the age of 65 calculated as follows: (a) 1.50% of the participants average compensation during the five highest paid, consecutive years within the ten years prior to retirement, plus (b) .65% of the participant's same average compensation in excess of the Social Security integration level in effect on the date of termination or retirement times the years of creditable service (maximum of 35 years for part (b)). The annual base salary used to calculate the average base salary is the amount which would be earned in one year at the rate of earnings, excluding overtime and bonus. The Social Security integration level for any plan year is equal to 100% of covered compensation for an individual who attains Social Security retirement age as of the beginning of such plan year.

     Current Federal law places limitations on the amount of retirement income that may be paid through a pension plan qualified under the Internal Revenue Code. This limit is not reflected in the above chart. As of October 1, 1995, such limitations have not been exceeded for any of the plan participants.


     As of February 20, 1996, the Company's President and Chief Executive Officer, the only executive officer named in the remuneration table, had compiled credited service under the Plan as follows:

          Albert B. Murry.................................... 18 years

Compliance With Beneficial Ownership Reporting Rules

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership of the Company's equity securities on Form 3 and reports of changes therein on Forms 4 and 5.

     Based on the Company's records and other information furnished to it, the Company believes that all persons subject to the reporting requirements of
Section 16(a) filed the required reports on a timely basis.


                                  ANNUAL REPORT

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995, including financial statements as audited by KPMG Peat Marwick LLP, accompanies this proxy statement and is being mailed to stockholders on or about March 7, 1997.

     A copy of the Company's annual report on Form 10-K for the year ended December 31, 1995 will be mailed to any stockholder without charge upon written request directed to: Treasurer, Keystone Heritage Group, Inc., 555 Willow Street, P.O. Box 1285, Lebanon, Pennsylvania 17042. Such Annual Report and Form 10-K are not to be deemed proxy solicitation material.

                                              By order of the Board of Directors
                                              Albert B. Murry
                                              President and
                                              Chief Executive Officer

EXHIBIT A

                          KEYSTONE HERITAGE GROUP, INC.

                  1994 INDEPENDENT DIRECTORS STOCK OPTION PLAN


1. Purpose. The purpose of this Stock Option Plan (the "Plan") is to advance the development, growth and financial condition of Keystone Heritage Group, Inc. (the "Company"), by providing incentives through participation in the appreciation of capital stock of the Company so as to secure, retain and motivate members of the Company's Board of Directors (the "Board") who are not officers and employees of the Company or any subsidiary thereof ("non-employee directors"). This Plan shall be interpreted and implemented in a manner so that non-employee directors will not fail, by reason of this Plan or their participation in it, to be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended as to any employee benefit plan of the Company or its affiliates.

2. Term. The Plan shall become effective as of the date the Company's stockholders duly approve the Plan (the "Effective Date"). If the Plan is so approved, it shall continue in effect until any stock options granted under the Plan either have lapsed or been exercised, satisfied or cancelled according to their terms under the Plan.

3. Stock. The shares of stock that may be issued under the Plan shall not exceed, in the aggregate, Sixty Thousand (60,000) shares of the Company's common stock, par value $5.00 per share (the "Stock"), provided that said shares of Stock may be increased by an amount not to exceed Five Thousand (5,000) shares of Stock for each individual who becomes a non-employee director, other than current or prior members of the Board, at any time within a five (5) year period after the Effective Date. In addition, the aggregate amount of Stock under the Plan may be adjusted pursuant to paragraph 10. Such shares of Stock may be either authorized and unissued shares of Stock, or authorized shares of Stock issued by the Company and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued under the Plan. The Company shall reserve and keep available, and shall duly apply for any requisite governmental authority to grant the stock options under this Plan, and issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The Company's failure to obtain any such governmental authority deemed necessary by the Company's legal counsel for the proper grant of the stock options under this Plan and/or the issuance and sale of Stock under the Plan shall relieve the Company of any duty, or liability for the failure to grant the stock options under this Plan and/or issue or sell the Stock as to which such authority has not been obtained.


4. Stock Options. Stock options shall be granted under the Plan to all current non-employee directors of the Company, and any non-employee director, other than current or prior members of the Board, who becomes a member of the Board at any time within a five (5) year period after the Effective Date (such directors shall be referred to under this Plan as a "Director"). Every stock option granted to a Director shall be exercisable during his or her lifetime only by the Director, and shall not be salable, transferable or assignable by the Director except by his or her Will or pursuant to applicable laws of descent and distribution. Commencing on the Effective Date and then annually for the four
(4) years thereafter, or in the case of a Director who becomes a member of the Board at any time within a five (5) year period after the Effective Date, commencing on the date he or she is elected or appointed to the Board and then annually for the four (4) years thereafter, a Director shall be granted a stock option to purchase one thousand (1,000) shares of Stock (the "Stock Option") under the following terms and conditions:

(a) The time period  during which any Stock Option is  exercisable  shall be ten
(10) years after the date the Stock Option is granted to the Director.

(b) If the Director ceases to be a member of the Board for any reason other than his or her mandatory retirement because of age pursuant to the Company's By-Laws, the Director may exercise the Stock Option not more than twelve (12) months after such cessation; if the Director dies at any time, the Director's qualified personal representative or any persons who acquire the Stock Options pursuant to his or her Will or laws of descent and distribution, may exercise any Stock Options during their remaining terms for a period of not more than twelve (12) months after the Director's death to the extent that the Stock Options would then and remain exercisable; if the Director retires because of the aforesaid mandatory age requirement, he or she may exercise any Stock Options granted to him or her for their remaining terms; in all of the above events, the Director shall not receive any further grants of Stock Options under the Plan.

(c) The purchase price of a share of Stock subject to a Stock Option shall be the fair market value of the Stock as determined under paragraph 6 hereof.

5. Exercise. Except as otherwise provided in the Plan, the Stock Option may be exercised in whole or in part by giving written notice thereof to the Secretary of the Company, or his or her designee, identifying the Stock Option being exercised, the number of shares of Stock with respect thereto, and other information pertinent to the exercise of the Stock Option. The purchase price of the shares of Stock with respect to which a Stock Option is exercised shall be paid with the written notice of exercise, either in cash or in Stock which has been held by the Director for at least six (6) months at its then current fair market value, or in any combination thereof. Funds received by the Company from the exercise of any Stock Option shall be used for its general corporate purposes. The number of shares of Stock subject to a Stock Option shall be reduced by the number of shares of Stock with respect to which the Director has exercised rights under the Stock Option.

     If the Company or its stockholders execute an agreement to dispose of all or substantially all of the Company's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Company's stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Company or otherwise) immediately after the consummation of such transaction, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted to the Director until the consummation of such transaction, or if not consummated, until the agreement therefor expires or is terminated, in which case thereafter all Stock Options shall be treated as if said agreement never had been executed. If during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board, cease for any reason to constitute at least a majority of the Board, unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted to the Director. If there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of any classes of voting capital stock of the Company through the acquisition of, or an offer to acquire such percentage of the Company's voting capital stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted.

6. Value. Where used in the Plan, the "fair market value" of Stock shall mean and be determined as follows: in the event that the Stock is listed on an established exchange, the closing price of the Stock on the date of the annual meeting of stockholders for the year when the Stock Option is granted to the Director (the "Relevant Date") or, if no trade did occur on that day, on the next preceding day on which a trade occurred. In the event that no closing bid or asked quotation is available on one (1) or more of such trading days, the fair market value shall be determined by reference to the five (5) trading days immediately preceding the Relevant Date on which closing bid and asked quotations are available.

7. Continued Relationship. Nothing in the Plan or any Stock Option shall confer upon any Director or any right to continue his or her relationship with the Company as a director, or limit or affect any rights, powers or privileges that the Company or its affiliates may have to supervise, discipline and terminate such Director, and the relationships thereof.

8. General Restrictions. Each Stock Option shall be subject to the requirement and provision that if at any time the Board determines it necessary or desirable as a condition of or in consideration of making such Stock Option, or the purchase or issuance or Stock thereunder, (a) the listing, registration or qualification of the Stock subject to the Stock Option, or the Stock Option itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an agreement by the Director with respect to disposition of any Stock (including without limitation that at the time of the Director's exercise of the Stock Option, any Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Stock), then such Stock Option shall not be consummated in whole or in part unless such listing, registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Board and legal counsel for the Company. Notwithstanding anything to the contrary herein, a Director shall not sell, transfer or otherwise dispose of any shares of Stock acquired pursuant to a Stock Option unless at least six (6) months have elapsed from the date the Stock Option was granted, if at the time of such disposition the Director is subject to Section 16 of the Securities Exchange Act of 1934, as amended.






9. Rights. Except as otherwise provided in the Plan, the Director shall have no rights as a holder of the Stock subject thereto unless and until one or more certificates for the shares of such Stock are issued and delivered to the Director. No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to Stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that any certificates for Stock subject to a Stock Option are issued to the Director pursuant to his or her exercise thereof. No Stock Option, or the grant thereof, shall limit or affect the right or power of the Company or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

10. Adjustments. In the event of any change in the number of issued and outstanding shares of Stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Company, the maximum number of shares subject to each outstanding Stock Option, and (where appropriate) the purchase price per share thereof (but not the total purchase price), shall be proportionately adjusted so that upon exercise or realization of such Stock Option, the Director shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding Stock Option and immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares.

     In the event the Company is the surviving company of any merger, consolidation or other reorganization, any and all outstanding Stock Options shall apply and relate to the securities to which a holder of Stock is entitled after such merger, consolidation or other reorganization. Upon any liquidation or dissolution of the Company, or any merger, consolidation or other reorganization of which the Company is not the surviving company, any and all outstanding Stock Options shall terminate upon consummation of such merger, consolidation or other reorganization, but prior to such consummation shall be exercisable to the extent that the same otherwise are exercisable under the Plan.

11. Forfeiture. Notwithstanding anything to the contrary in this Plan, if the involved Director has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her relationship with the Company or its affiliates that has damaged them, or that the Director has disclosed trade secrets of the Company or its affiliates, the Director shall forfeit all rights under and to all unexercised Stock Options, and all exercised Stock Options under which the Company has not yet delivered certificates for shares of Stock (as the case may be), and all rights to receive Stock Options shall be automatically cancelled.

12. Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or regulation, including but not limited to the Internal Revenue Code of 1986 and the Securities Exchange Act of 1934, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission. To the extent any provision of this Plan fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law, subject to the provisions of paragraph 13 below. Where used in this Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and, the term "affiliates" shall mean each and every subsidiary and any parent of the Company. The captions of the numbered paragraphs contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

13. Amendment. The Plan may not be amended, suspended or terminated except as may be provided for herein, or as may be required under the provisions of the Internal Revenue Code of 1986, as amended, and Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16b-3 of the Securities and Exchange Commission. If any provision of the Plan would cause a non-employee director not to be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act as then applicable to any employee benefit plan of the Company, such provision shall be construed or deemed amended to the extent necessary to preserve such non-employee director's status as a "disinterested person".

14. Taxes. The issuance of shares of Stock under the Plan shall be subject to any applicable taxes or other laws or regulations of the United States of America and any state or local authority having jurisdiction thereover.

                          KEYSTONE HERITAGE GROUP, INC.
                          PROXY FOR ANNUAL MEETING 1996

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                  OF DIRECTORS OF KEYSTONE HERITAGE GROUP, INC.

     The undersigned holder of common stock of Keystone Heritage Group, Inc. (the "Company") hereby appoints Ira L. Kreider and Lester L. Kreider, or either of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of the common stock of Keystone Heritage Group, Inc. held of record in the name or names of the undersigned at the Annual Meeting (the "Meeting") of the Stockholders of the Company to be held at 10:00 A.M., on Tuesday, April 16, 1996, in the Ballroom of the Quality Inn Lebanon Valley, 625 Quentin Road, Lebanon, Pennsylvania, and at all postponements or adjournments thereof, with all the powers the undersigned would possess if personally present. Said proxies are specifically authorized to vote:

     1.  ELECTION OF DIRECTORS

         |_| FOR the following nominees           |_| WITHHOLD AUTHORITY to vote
         (except as marked to the contrary)       for all nominees listed below

         For a Three Year Term Expiring in 1999

         Harry J. Gensemer                Brett H. Tennis
         Albert B. Murry                  Earnest D. Williams, Jr.
         Thomas I. Siegel

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through the nominee's name.

     2. PROPOSAL TO APPROVE AND ADOPT the Keystone Heritage Group, Inc. 1996 Independent Directors Stock Option Plan.

             |_|  FOR                  |_|  AGAINST               |_|  ABSTAIN

         The Board of Directors recommends a vote FOR this proposal.

     3.  STOCKHOLDER PROPOSAL (SEE PROXY STATEMENT, PAGES 8-9).

             |_|  FOR                  |_|  AGAINST               |_|  ABSTAIN

         The Board of Directors recommends a vote AGAINST this proposal.

     4. PROPOSAL to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996.

             |_|  FOR                  |_|  AGAINST               |_|  ABSTAIN

     5. In their discretion upon the transaction of such other matters as may properly come before the meeting or any postponement or adjournments thereof.


     The shares represented by the Proxy will be voted as specified. If no specification is made, this Proxy will be voted "FOR" the election of nominees for director listed above, "FOR" the Keystone Heritage Group, Inc. 1996 Independent Directors Stock Option Plan, "AGAINST" the Stockholder proposal and "FOR" the ratification of the selection of the independent public accountants. This Proxy may be revoked at any time prior to the voting thereof.



                                               _________________________________

                                               _________________________________
                                                    PLEASE SIGN HERE EXACTLY
                                                    AS NAME APPEARS ON LABEL.

                                               Date: ____________________, 1996

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.